Exhibit (d)(2)

CONFIDENTIAL

January 10, 2014

Hittite Microwave Corporation

2 Elizabeth Drive

Chelmsford, MA 01824

Attention: Chief Executive Officer

Gentlemen:

In connection with the consideration of a possible negotiated transaction between Analog Devices, Inc., a Massachusetts corporation (collectively with its subsidiaries, affiliates, divisions and predecessor entities, “Andover”), and Hittite Microwave Corporation, a Delaware corporation (collectively with its subsidiaries, affiliates, divisions and predecessor entities, the “Company”), such possible negotiated transaction being hereinafter referred to as a “Transaction,” the Receiving Party (as defined below) may request from the Disclosing Party (as defined below), and the Disclosing Party is prepared to make available to the Receiving Party, certain information concerning the Disclosing Party’s business, operations, assets and liabilities. As a condition to such information being furnished, each party agrees to treat any information concerning the Disclosing Party (whether prepared by the Disclosing Party, its advisors or otherwise) which has been or is furnished to the Receiving Party or its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), or debt financing sources (collectively, “Representatives”) by or on behalf of the Disclosing Party in connection with the consideration of a possible Transaction with the other (herein collectively referred to as the “Evaluation Material”) in accordance with the provisions of this letter agreement, and to otherwise comply with the terms set forth herein. In order to be considered “Evaluation Material” hereunder, the information shall be (a) marked or accompanied by documents clearly and conspicuously designating the information as “confidential” or the equivalent, or (b) identified by the Disclosing Party in writing as confidential before, during or promptly after the disclosure. The term “Disclosing Party” means the party furnishing Evaluation Material (or on whose behalf Evaluation Material is furnished) and the term “Receiving Party” means the party to whom such Evaluation Material is furnished (whether directly or indirectly, including, without limitation, by furnishing such Evaluation Material to such party’s Representatives).

The term “Evaluation Material” shall be deemed to include any notes, analyses, reports, compilations, studies, interpretations, memoranda or other documents (regardless of the form thereof) prepared by the Receiving Party or its Representatives to the extent they contain or reflect upon any information furnished by the Disclosing Party or its Representatives pursuant hereto. The term “Evaluation Material” does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the

Receiving Party or its Representatives that violates the terms of this letter agreement; (ii) is demonstrated to have been within the possession of the Receiving Party prior to it being furnished to it pursuant hereto, provided that such information is not, to the Receiving Party’s knowledge at the time of receipt, subject to another confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information; (iii) is or becomes available to the Receiving Party from a source other than the Disclosing Party or any of its Representatives, provided that such information is not, to the Receiving Party’s knowledge at the time of receipt, subject to another confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information; or (iv) is demonstrated to have been independently developed by the Receiving Party or others on its behalf without utilizing any Evaluation Material.

As between the Disclosing Party and the Receiving Party, all Evaluation Material (including, without limitation, all copies, extracts and portions thereof) is and shall remain the sole property of the Disclosing Party. The Receiving Party does not acquire (by license or otherwise, whether express or implied) any intellectual property rights or other rights under this letter agreement or any disclosure hereunder, except the limited right to use such Evaluation Material in accordance with the express provisions of this letter agreement. All rights of the Disclosing Party relating to the Evaluation Material that are not expressly granted hereunder to the Receiving Party are reserved and retained by the Disclosing Party. Except as otherwise provided in this letter agreement, the Receiving Party hereby agrees that the Receiving Party and its Representatives shall use the Evaluation Material solely for the purpose of evaluating, negotiating or advising with respect to a possible Transaction between the Disclosing Party and the Receiving Party, that the Evaluation Material will be kept confidential and that, except as otherwise provided herein, the Receiving Party and its Representatives will not disclose any of the Evaluation Material in any manner whatsoever; provided, however, that (i) the Receiving Party may make any disclosure of such information to which the Disclosing Party gives its prior written consent or which is required by law, regulation or decree; and (ii) any of such information may be disclosed to its Representatives who need to know such information for the purpose of evaluating, negotiating or advising with respect to a possible Transaction with the Disclosing Party or any related financing. In any event, the Receiving Party shall be responsible for any breach of this letter agreement by any of its Representatives, and the Receiving Party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. The Disclosing Party is aware that the Receiving Party is engaged (or in the future may engage) in a business that is similar to or competitive with the Disclosing Party’s businesses and acknowledges that this letter agreement is not intended and will not be construed to preclude the Receiving Party from engaging in any activity that does not make use of Evaluation Material in violation of the terms of this letter agreement (including, without limitation, competitive activities of the nature in which the Receiving Party currently is engaged and competitive activities in new product areas in which the Receiving Party may become engaged in the future).

In addition, each party agrees that, without the prior written consent of the other party, it and its Representatives will not disclose to any other person the existence of this letter agreement, the fact that the Evaluation Material has been made available to it, that discussions or negotiations are taking place concerning a possible Transaction involving the other party or any of the terms, conditions or other facts with respect thereto (including the status thereof), except it may disclose such information solely to the extent it has determined in good faith based on the advice of outside legal counsel that such disclosure is required to avoid a material violation of any law, rule, regulation or stock exchange requirement (in which case the party seeking to disclose such information agrees to use its reasonable best efforts to give the other party at least 24 hours advance notice of such planned disclosure, with a copy of the proposed text of the disclosure). The term “person” as used in this letter agreement shall be broadly interpreted to include the media and any governmental representative or authority, corporation, company, partnership, joint venture, group, limited liability company, other entity or individual.

In the event that the Receiving Party or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, or by the rules or regulations of any regulatory authority having jurisdiction over the Receiving Party or a stock exchange on which its securities are traded) to disclose any of the Evaluation Material, the Receiving Party shall, except as prohibited by law, provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek, at the Disclosing Party’s expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its Representatives determines in good faith based on the advice of outside legal counsel that it is nonetheless legally required to disclose Evaluation Material to any tribunal or other entity, the Receiving Party or its Representatives may, without liability hereunder, disclose to such tribunal or other entity only that portion of the Evaluation Material which the Receiving Party determines in good faith based on the advice of outside legal counsel is legally required to be disclosed, provided that the Receiving Party exercises its reasonable best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Disclosing Party, at the Disclosing Party’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material by such tribunal or other entity, it being understood that the Receiving Party shall not be required to initiate any litigation or other judicial process to protect such Evaluation Material pursuant to this letter agreement.

If either party decides that it does not wish to proceed with a Transaction with the other party, it will promptly inform the other party of that decision. In that case, or at any time upon the written request of the Disclosing Party for any reason, the Receiving Party will promptly (and in no event later than five business days after such request) deliver to the Disclosing Party or destroy all Evaluation Material (and all copies thereof) furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party pursuant hereto and the Receiving Party and its Representatives shall not retain any copies, extracts or other reproductions in whole or in part of such material. In the event of such a decision or request, except as required by law, all Evaluation Material prepared by the Receiving Party or its Representatives shall be destroyed and no copy thereof (including that stored in any computer or similar device) shall be retained and such destruction shall, upon the Disclosing Party’ written request, be certified in writing to the Disclosing Party by an authorized officer supervising such destruction. Notwithstanding the foregoing, (i) the Receiving Party may retain data or electronic records containing Evaluation

Material for the purposes of backup, recovery, contingency planning or business continuity planning so long as such data or records, to the extent not permanently deleted or overwritten in the ordinary course of business, are not accessible in the ordinary course of business and are not accessed except as required for backup, recovery, contingency planning or business continuity purposes (it being understood that, if such data or records are restored or otherwise become accessible, they must be permanently deleted) and (ii) the Receiving Party’s outside legal counsel may retain one copy of Evaluation Material solely for use in documenting the Receiving Party’s compliance with its obligations hereunder. Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

Each party acknowledges and agrees that it is aware (and that its Representatives are aware or, upon receipt of any Evaluation Material, will be advised by such party) that (i) the Evaluation Material being furnished to it or its Representatives may contain material, non-public information regarding the other party and (ii) the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

To the extent that any Evaluation Material may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege, the parties hereto understand and agree that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material that is entitled to protection under the attorney-client privilege, work product doctrine and other applicable privilege shall remain entitled to such protection under these privileges, this letter agreement, and under the joint defense doctrine.

Each party agrees that all communications regarding a possible Transaction involving the other party, all requests for additional information, facility tours or management meetings and all discussions or questions regarding procedures with respect to a possible Transaction, will be submitted or directed, in the case of Andover, to its Chief Executive Officer or such other person as is designated by him, and, in the case of Harvard, to its Chief Executive Officer, Rick D. Hess, or such other person as is designated by him, which, in either such case, may consist of such party’s financial advisor. Without the express prior consent of the other party, neither party will, directly or indirectly, contact or communicate with any officer, employee or agent of the other party regarding a possible Transaction.

In consideration of the Evaluation Material being furnished to it, without the Disclosing Party’s prior written consent or except as otherwise permitted or contemplated by a definitive agreement between the Receiving Party and the Disclosing Party, the Receiving Party will not (and will ensure that its “affiliates” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will not) for a period of eighteen months from the date of this letter agreement: (i) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any outstanding voting securities of the Disclosing Party, or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities, or ownership of all or substantially all of the assets of the Disclosing Party; (ii) seek or propose, alone or in concert with others, to control or influence in any manner the management or the Board of Directors of the Disclosing Party; (iii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules under the Exchange Act and the regulations thereunder) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Disclosing Party; (iv) form, join, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to voting securities of the Disclosing Party; (v) make any public announcement or proposal with respect to the Transaction or any other transaction or proposed transaction of the type described in the foregoing clauses (i) through (iii) between the parties, any of the Disclosing Party’s security holders or any of the Disclosing Party’s affiliates; or (vi) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; provided, however, that nothing in this letter agreement shall prohibit the Receiving Party in any way from making any non-public offer or proposal to the Disclosing Party (or the Board of Directors thereof). Notwithstanding anything to the contrary in the foregoing sentence, each of the restrictions contained in this paragraph (collectively, the “Standstill”) shall lapse (and no other provision of this letter agreement shall be construed as prohibiting the Receiving Party from engaging in any conduct described in such sentence, provided that in the course of such conduct the Receiving Party does not disclose any Evaluation Material of the Disclosing Party in a manner prohibited by such other provision) at such time as: (x) the Disclosing Party enters into a definitive agreement with any person not affiliated with the Receiving Party with respect to a merger, sale of assets or securities or other business combination as a result of which such other person would succeed to a majority of the voting securities, assets or business of the Disclosing Party, or (y) a person not affiliated with the Receiving Party has commenced an offer (or publicly announced an intention to offer) to acquire a majority of the Disclosing Party’s outstanding voting securities or undertaken (or publicly announced an intention to undertake) a proxy contest with respect to the election of directors of the Disclosing Party or that would if successful result in such person owning a majority of the outstanding voting securities of the Disclosing Party, or (z) the Disclosing Party waives any standstill or similar provision in any other agreement between the Disclosing Party and any third party, including any provision analogous or substantially similar to the Standstill (a “Third Party Standstill Provision”). The Disclosing Party shall give written notice to the Receiving Party of any event described in the foregoing clauses (x) through (z) promptly (and in any event within one business day) after becoming aware of such event.

The Disclosing Party agrees that, to the extent the Disclosing Party hereafter enters into, in connection with a possible Transaction (or any similar, competitive or alternative transaction), any agreement (or amendment thereto) with any third party that contains a Third Party Standstill Provision with terms that are materially more favorable to such third party than the terms of the Standstill, the Disclosing Party shall give written notice to the Receiving Party of such event promptly (and in any event within one business day) after the occurrence thereof, together with a copy of such materially more favorable Third Party Standstill Provision, and, unless the Receiving Party elects otherwise by written notice to the Disclosing Party, this letter agreement (including the Standstill) automatically shall be deemed amended to conform to the terms of such Third Party Standstill Provision with effect from the date on which the Disclosing Party entered into such Third Party Standstill Provision. The Disclosing Party represents and warrants that, as of the date hereof, it has not entered into any agreement that contains any such materially more favorable Third Party Standstill Provision. For purposes of this letter agreement, an agreement shall be deemed to contain a Third Party Standstill Provision “with terms that are materially more favorable” only if such agreement contains (a) no standstill provision or (b) a Third Party Standstill Provision that by its terms will end, expire, “fall away” or cease to apply under circumstances in which the Standstill would continue to apply.

In consideration of the Evaluation Material being furnished to it, each party hereby agrees that, for a period of fifteen months from the date hereof, neither it nor any of its controlled affiliates will solicit to employ any of the officers or employees of the other party with whom it has contact or who are specifically identified to it during the period of its investigation of the other party, so long as they are employed by the other party, without obtaining the prior written consent of the other party; provided; however, that the foregoing shall not prohibit either party from: (i) soliciting employees through general job advertisements or similar notices that are not targeted specifically at the other party’s employees; (ii) engaging any recruiting firm or similar organization to identify or solicit persons for employment on its behalf, as long as such recruiting firm or organization is not instructed to target any such employees; or (iii) soliciting employees whose employment with the other party has terminated.

Each party understands and agrees that no contract or agreement providing for any transaction involving the other shall be deemed to exist unless and until a final definitive agreement has been executed and delivered, and each hereby waives, in advance, any claims (including, without limitation, claims for breach of contract) in connection with any transaction involving the other unless and until the parties hereto shall have entered into a final definitive agreement. The Receiving Party acknowledges that neither the Disclosing Party nor its Representatives nor any of the officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Evaluation Material or of any other information concerning the Disclosing Party, or any use thereof. The Disclosing Party hereby expressly disclaims all such warranties, including any implied warranties of merchantability and fitness for a particular purpose, non-infringement and accuracy, and any warranties arising out of course of performance, course of dealing or usage of trade. Neither the Receiving Party nor its Representatives shall be entitled to rely on the accuracy or completeness of any Evaluation Material or of any other information concerning the Disclosing Party, and neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or any of its Representatives resulting from the Receiving Party or any of its Representatives’ use of any Evaluation Material or any such other information concerning the Disclosing Party. The Receiving Party shall only be entitled to rely on such representations and warranties as may be made to it in a definitive agreement relating to the Transaction, when, as and if it is executed, subject to the terms and conditions of any such agreement. Notwithstanding the foregoing, nothing in this letter agreement shall be deemed to limit (i) any representation, warranty, right, remedy or obligation of either party under any definitive agreement entered into by the parties (or any rights of either party in respect of any of the foregoing) or (ii) either party’s rights or remedies in cases of fraud (including such party’s ability to establish reliance on any Evaluation Material (or omission therefrom) in connection with any claim based on fraud).

Each party also agrees that unless and until a final definitive agreement regarding a transaction between the parties hereto has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement or any other written or oral expression with respect to such transaction, except for the matters specifically agreed to herein. Each party acknowledges and agrees that the other party hereto reserves the right, in its sole discretion, to reject any and all proposals with regard to a transaction between the parties hereto, and both parties reserve the right to terminate discussions and negotiations at any time and for any reason or no reason. For the purposes of this paragraph, the term “definitive agreement” shall not include this letter agreement, an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance by either party of any offer or bid on the other party’s part.

It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by either party hereto or any of such party’s Representatives and that the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final, nonappealable order that a party has breached this letter agreement, then such party shall be liable and pay to the non-breaching party the reasonable legal fees and disbursements such non breaching party has incurred in connection with such litigation, including any appeal therefrom.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Neither party may assign its rights or obligations under this letter agreement to any person or entity without the prior written consent of the other party; provided, that a transaction in which another person succeeds to all or substantially all of the assets and business of either party and agrees to be bound by the terms hereof shall not be deemed to constitute an assignment by such party prohibited hereby. This letter agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective successors and permitted assigns. This letter agreement contains the entire agreement between the parties hereto concerning the subject matter hereof, and no modification of this letter agreement or waiver of the terms and conditions hereof will be binding unless approved in writing by both parties.

The obligations of each of the parties under this letter agreement shall remain in effect for a period of two years from the date of its execution, except as otherwise stated herein. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of this letter agreement and all of which, taken together, shall be deemed to constitute one and the same instrument. No such counterpart need contain the signatures of all parties to this letter agreement and the exchange of signed counterparts by each of the parties, including exchange by facsimile transmission or similar electronic means, shall constitute effective execution and delivery of this letter agreement.

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Please confirm the Company’s agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between Andover and the Company.

Very truly yours,

ANALOG DEVICES, INC.

By:	/s/ Vincent Roche
Name: Vincent Roche
Title: CEO

Accepted and agreed as of the date first written above:

HITTITE MICROWAVE CORPORATION

By:	/s/ Rick D. Hess
Name: Rick D. Hess
Title: CEO

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